UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 10, 2006

EMPIRE FINANCIAL HOLDING COMPANY

(Exact name of Registrant as specified in its charter)

Florida	1-31292	56-3627212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 West State Road 434,

Suite 100

Longwood, FL 32779

(Address Of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code 407-774-1300

_____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01: Completion of Acquisition or Disposition of Assets

On November 10, 2006, the registrant acquired 12,204 shares of the common stock (representing approximately 98.9% of the total outstanding shares of stock) of Jesup & Lamont Securities Corporation from its parent Jesup & Lamont Holding Corporation. There are no material relationships, other than in respect of the acquisition transaction, between the registrant and Jesup & Lamont Securities Corporation or between that entity and any director or officer or any associate of any such director or officer of the registrant.

The registrant paid $1,299,539 in cash, 1,650,154 shares of common stock and issued a $2.5 million Note, bearing interest at 4% per annum, due in five years as to both principal and interest.

Required actual and pro forma combined financial statements will be filed within 71 days after the filing of this report.

Item 9.01: Financial Statement Exhibits

(a)	Financial Statement of Business Acquired

None (to be filed within 71 days)

(b)	Pro forma Financial Information.

None (to be filed within 71 days)

(d)	Exhibits:

Exhibit Number	Description

10.20	Stock Purchase Agreement dated September 14, 2000*
10.21	Amendment No. 1 to Stock Purchase Agreement, dated November 2, 2006
10.22	Amendment No. 2 to Stock Purchase Agreement, dated November 10, 2006

*Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on September 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Empire Financial Holding Company, Inc.

Dated: November 15, 2006	By:	/s/ Donald A. Wojnowski, Jr.
Donald A. Wojnowski, Jr.
President